Exhibit 99.1

Concur Reports Strong Results For Third Quarter Fiscal 2009

Year-over-year third quarter revenue grows 13% driving 63% earnings growth

REDMOND, Wash., Aug. 5, 2009 — Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its third quarter ended June 30, 2009.

Concur reported total revenue for the third quarter of fiscal 2009 of $62.2 million, driven by subscription revenue which was up 14% from the year-ago quarter. Total revenue for the quarter was up 13% from the year-ago quarter. Fiscal 2009 third quarter net income was $7.2 million, or $0.14 per share, exceeding company expectations. This compares to net income of $4.5 million, or $0.09 per share, in the year-ago quarter.

“We are very pleased with our fiscal third quarter performance, as subscription revenue grew four percent quarter-over-quarter and non-GAAP EPS grew 14% quarter-over-quarter,” said Steve Singh, chairman and CEO of Concur. “New customer growth in the quarter was among the strongest in our history and we see a solid demand environment for our services as we head into the fourth quarter of fiscal 2009.”

Singh continued, “Against the backdrop of an environment that is beginning to stabilize, our ongoing ability to execute well, and the large-scale opportunity in front of us, we are beginning to reaccelerate our investments across the business while we continue to execute on our core objectives of expanding distribution, driving innovation in our industry, and setting the bar for service excellence. For example, we recently announced our acquisition of Etap-On-Line, which expands our presence in the European market and underscores our ongoing commitment to providing both global and local leadership to the travel and expense industry.”

Financial Highlights

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Total revenue was $62.2 million for the third quarter of fiscal 2009, up 13% compared to the year-ago quarter, and up 0.4% sequentially. Total subscription revenue was $60.9 million for the third quarter of fiscal 2009, up 14% compared to the year-ago quarter, and up 4% sequentially.

•	Net income was $7.2 million, or $0.14 per share, for the third quarter of fiscal 2009, compared to $4.5 million, or $0.09 per share, for the year-ago quarter.

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Non-GAAP pretax income was $16.5 million, or $0.32 per share, for the third quarter of fiscal 2009, compared to $11.3 million, or $0.24 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 26% for the third quarter of fiscal 2009, up from 21% the year-ago quarter.

•	Cash flows from operations were $18.1 million for the third quarter of fiscal 2009, down 7% from the year-ago quarter.

Recent Business Highlights

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Concur announced the acquisition of Etap-On-Line, a leading European provider of business travel and expense management solutions based in Paris, France. Concur expects the acquisition, which closed on August 1, 2009, to be accretive to fiscal 2010 non-GAAP earnings.

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Concur released Concur® Mobile for general availability. This innovative companion for business travelers extends the power of Concur® Travel & Expense by allowing mobile workers using their smartphones to easily change itineraries; book taxis, hotels or dining; capture expenses; and approve expense reports – all within policy while on the road.

•	Concur’s market-leading corporate booking technology is the first to support the TSA’s new Secure Flight Program requirements, making it easy for corporate travel managers to be in compliance.

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Concur announced that Concur clients can now access car rental inventory from Sixt AG, a leading European car rental company and global provider of high-quality mobility services, and make reservations via a direct connect between Sixt AG and Concur’s online corporate travel booking services.

•	Concur announced a new partner service in conjunction with Ireland-based Tax Back International (TBI) to help Concur clients reclaim foreign value-added tax (VAT) costs.

•	Concur announced that Concur chairman and CEO Steve Singh was recognized by Business Travel News (BTN) as one the “Top of the Top 25s” leaders in the business travel industry.

•	Concur ranked 5th on Seattle Business Magazine’s list of 100 Best Companies To Work For.

•	Concur was placed 12th on the Northwest 100, The Seattle Times’ annual ranking of the region’s best-performing public companies.

•	CIOZone.com named Concur as one of the 50 Fastest-Growing Software Companies.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects earnings per share for the fourth quarter of fiscal 2009 to be $0.11, assuming an estimated effective tax rate of 36%, and non-GAAP pre-tax earnings per share to be $0.27.

•	Concur expects earnings per share for fiscal 2009 to be $0.49, assuming an estimated effective tax rate of 36%, and non-GAAP pre-tax earnings per share to be $1.12.

•	Concur expects the fiscal 2009 non-GAAP operating margin to be 22% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2009 to be between $64 million and $66 million, and capital expenditures of approximately $19 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Trusted by thousands of organizations to reach millions of employees, Concur’s award-winning solutions streamline business travel and expense reporting, and improve invoice processing – delivering rapid ROI by helping companies increase efficiency, control employee spend and drive down operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, such as the current economic downturn, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential difficulties associated with our realization of the benefits related to our acquisition of Etap-On-Line; potential difficulties associated with our realization of the benefits related to our business relationship with American Express; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Subscription	$60,915	$53,240	$176,294	$150,615
Consulting and other	1,311	1,689	6,487	7,329
Total revenues	62,226	54,929	182,781	157,944

Expenses (1):
Cost of operations	19,130	17,176	55,942	50,986
Sales and marketing	17,998	15,451	53,330	42,543
Systems development and programming	5,822	5,349	18,201	17,162
General and administrative	6,839	7,937	20,820	23,041
Amortization of intangible assets	1,542	1,542	4,624	4,655

Total expenses	51,331	47,455	152,917	138,387

Operating income	10,895	7,474	29,864	19,557

Other income (expense):
Interest income	372	154	1,840	584
Interest expense	(123)	(349)	(373)	(1,202)
Other, net	175	(111)	(392)	(170)

Total other income (expense), net	424	(306)	1,075	(788)

Income before income tax	11,319	7,168	30,939	18,769

Income tax expense	4,076	2,712	11,138	7,227

Net income	$7,243	$4,456	$19,801	$11,542

Net income per share available to common stockholders:
Basic	$0.15	$0.10	$0.41	$0.27
Diluted	0.14	0.09	0.38	0.24

Weighted average shares used in computing net income per share:
Basic	48,560	43,136	48,603	43,554
Diluted	51,608	46,969	51,528	47,393

(1) Includes share-based compensation as follows:
Cost of operations	$551	$487	$1,261	$1,171
Sales and marketing	1,762	1,044	3,609	2,340
Systems development and programming	481	303	1,287	757
General and administrative	824	769	2,105	1,693

Total share-based compensation	$3,618	$2,603	$8,262	$5,961

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2009	September 30, 2008
Assets

Current assets:
Cash and cash equivalents	$128,955	$267,725
Short-term investments	114,570	—
Restricted cash	2,481	3,055
Accounts receivable, net of allowance of $4,166 and $5,543	38,086	38,479
Prepaid expenses	3,131	3,160
Deferred tax assets	26,405	14,289
Deferred costs and other current assets	14,011	14,104

Total current assets	327,639	340,812
Property and equipment, net	34,536	32,304
Investments	17,057	—
Deferred costs and other long-term assets	18,454	16,067
Intangible assets, net	34,485	39,108
Deferred tax assets	25,643	47,257
Goodwill	165,471	165,471

Total assets	$623,285	$641,019

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$3,326	$4,198
Customer funding liabilities	42,760	22,470
Accrued compensation	10,035	18,308
Acquisition-related liabilities	92	2,036
Other accrued and current liabilities	8,069	8,442
Long-term debt, current portion	1,240	1,505
Deferred revenues, current portion	32,546	29,572

Total current liabilities	98,068	86,531
Long-term debt	491	1,328
Deferred rent	1,743	2,126
Deferred revenues	13,232	12,511
Non-current tax liabilities	4,594	3,985

Total liabilities	118,128	106,481

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share Authorized shares: 5,000; No shares issued or outstanding	—	—
Common stock, $0.001 par value per share	49	50
Authorized shares: 60,000 Shares issued and outstanding: 48,633 and 50,286
Additional paid-in capital	631,930	679,526
Accumulated deficit	(125,027)	(144,828)
Accumulated other comprehensive loss	(1,795)	(210)

Total stockholders’ equity	505,157	534,538

Total liabilities and stockholders’ equity	$623,285	$641,019

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Operating activities:
Net income	$7,243	$4,456	$19,801	$11,542
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,542	1,542	4,624	4,655
Depreciation	4,143	3,793	12,283	11,191
Allowance for uncollectible accounts receivable	(513)	108	(1,376)	1,840
Share-based compensation expense	3,618	2,603	8,262	5,961
Deferred income taxes	3,500	2,505	9,529	6,639
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(710)	1,602	1,661	966
Prepaid expenses and other assets	(1,202)	(1,153)	(4,228)	(2,655)
Accounts payable	(3,521)	(78)	(851)	(522)
Accrued liabilities	2,543	2,025	(7,848)	(6,371)
Deferred revenues	1,414	1,967	3,714	7,900

Net cash provided by operating activities	18,057	19,370	45,571	41,146

Investing activities:
Purchases of investments	(127,582)	—	(127,582)	—
Increase in customer funding liabilities, net of changes in restricted cash	19,656	2,193	20,855	1,465
Investments in unconsolidated affiliate	(25)	—	(4,045)	—
Purchases of property and equipment	(3,803)	(4,057)	(14,348)	(9,731)
Payments for acquisition, net of cash acquired	(1,706)	(1,292)	(1,864)	(163,142)

Net cash used in investing activities	(113,460)	(3,156)	(126,984)	(171,408)

Financing activities:
Payments for issuance of common stock	—	—	(2,829)	—
Net proceeds from share-based award activity	1,262	2,584	2,189	5,609
Proceeds from employee stock purchase plan activity	539	263	889	846
Payments on repurchase of common stock	—	(12,875)	(54,773)	(43,763)
Net (payments) proceeds from borrowings	—	(4,021)	—	19,189
Repayments on borrowings and capital leases	(249)	(416)	(1,101)	(1,247)

Net cash provided by (used in) financing activities	1,552	(14,465)	(55,625)	(19,366)

Effect of foreign currency exchange rate changes on cash and cash equivalents	651	687	(1,732)	699

Net (decrease) increase in cash and cash equivalents	(93,200)	2,436	(138,770)	(148,929)
Cash and cash equivalents at beginning of period	222,155	17,470	267,725	168,835

Cash and cash equivalents at end of period	$128,955	$19,906	$128,955	$19,906

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Operating income:
Operating income	$10,895	$7,474	$29,864	$19,557
Income from operations as a % of total revenue (Operating Margin)	18%	14%	16%	12%
Add back:
Share-based compensation expense	3,618	2,603	8,262	5,961
Amortization of intangible assets	1,542	1,542	4,624	4,655

Non-GAAP operating income	$16,055	$11,619	$42,750	$30,173

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	26%	21%	23%	19%

Net income:
Net income	$7,243	$4,456	$19,801	$11,542
Add back:
Share-based compensation expense	3,618	2,603	8,262	5,961
Amortization of intangible assets	1,542	1,542	4,624	4,655
Income tax expense	4,076	2,712	11,138	7,227

Non-GAAP pre-tax income	$16,479	$11,313	$43,825	$29,385

Diluted net income per share:
Diluted net income per share	$0.14	$0.09	$0.38	$0.24
Add back:
Share-based compensation expense	0.07	0.06	0.16	0.13
Amortization of intangible assets	0.03	0.04	0.09	0.10
Income tax expense	0.08	0.05	0.22	0.15

Non-GAAP pre-tax diluted income per share	$0.32	$0.24	$0.85	$0.62

Shares used in calculation of diluted non-GAAP income per share:	51,608	46,969	51,528	47,393

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating both GAAP net income per share and our non-GAAP pre-tax diluted income per share.